FOR IMMEDIATE RELEASE                                                  EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT CORPORATION TO ANNOUNCE
SECOND QUARTER RESULTS JULY 25

MINNEAPOLIS– (July 11, 2007) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed, will report results for the fiscal second quarter ended June 30, 2007, after close of the regular trading session Wednesday, July 25, 2007.  Management will host its regularly scheduled conference call to discuss the company’s results at 5:00 p.m. Eastern Time (4:00 p.m. Central; 2:00 p.m. Pacific) that day. To listen to the call, please dial (888) 323-2711 (international participants dial (210) 839-8751) and reference the passcode “Sleep.”  To listen to the webcast, please access the investor relations area of the company’s Web site at www.selectcomfort.com/investors.
A replay will remain available until 6:00 p.m. Eastern Time August 10, 2007, by dialing (203) 369-3407. The webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.
Separately, Select Comfort will provide live webcast access to its 2007 analyst day event, beginning at 3:00 p.m. Eastern Time August 2, 2007. To listen to the webcast or the replay, please access the investor relations area of the company’s Web site at www.selectcomfort.com/investors.

About Select Comfort
Founded more than 20 years ago, Select Comfort Corporation is the nation's leading bed retailer (1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring patented air-chamber technology, branded the

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Page 2, Select Comfort Corporation to Announce Second Quarter Results …

Sleep Number bed, as well as foundations and sleep accessories. SELECT COMFORT® products are sold through its more than 450 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

1Top 25 Bedding Retailers, Furniture/Today, August 14, 2006.

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